Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Michael McKenney, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2015 Fourth Quarter and Fiscal Year Results
Achieves Record Revenue and Adjusted Diluted EPS for Q4 and
Record Diluted EPS for FY 2015
Provides Financial Guidance for 2016

WESTFORD, Mass., February 24, 2016 - Kadant Inc. (NYSE:KAI) reported its financial results for the fourth quarter and fiscal year ended January 2, 2016.

Fourth Quarter and Fiscal Year 2015 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 15% to $0.94 in the fourth quarter of 2015 compared to $0.82 in the fourth quarter of 2014. The fourth quarter of 2015 included a $0.10 unfavorable effect of foreign currency translation compared to the fourth quarter of 2014. Guidance was $0.79 to $0.82.

•	Adjusted diluted EPS increased 17% to a record $0.95 in the fourth quarter of 2015 compared to $0.81 in the fourth quarter of 2014.

•
GAAP diluted EPS from continuing operations increased 21% to a record $3.09 in 2015 compared to $2.56 in 2014. The 2015 period included a $0.34 unfavorable effect of foreign currency translation. Adjusted diluted EPS increased 13% to a record $3.13 in 2015 compared to $2.78 in 2014.

•
Net income from continuing operations increased 14% to $10 million in the fourth quarter of 2015 compared to $9 million in the fourth quarter of 2014 and increased 20% to a record $34 million in 2015 compared to $29 million in 2014.

•	Adjusted EBITDA increased 16% to a record $17 million in the fourth quarter of 2015 compared to the fourth quarter of 2014 and increased 9% to a record $62 million in 2015 compared to 2014.

•
Revenue increased 2% to a record $108 million in the fourth quarter of 2015 compared to $105 million in the fourth quarter of 2014, including an $8 million, or 8%, decrease from the unfavorable effect of foreign currency translation. Excluding the foreign currency translation effect, revenue increased 10% in the fourth quarter of 2015 compared to the fourth quarter of 2014.

•
For 2015, revenue decreased 3% to $390 million compared to a record $402 million in 2014, including a 2% increase from an acquisition and a $32 million, or 8%, decrease from the unfavorable effect of foreign currency translation. Excluding the acquisition and foreign currency translation effect, revenue increased 3% in 2015 compared to 2014.

•
Bookings were $76 million in the fourth quarter of 2015, which included new orders of $92 million and a booking reversal of $16 million due to uncertainty regarding financing for a project in China that was originally recorded in 2014. Bookings in the fourth quarter of 2015 also included a $7 million unfavorable effect of foreign currency translation. Excluding the booking reversal and foreign currency translation effect, bookings decreased 4% in the fourth quarter of 2015 compared to the fourth quarter of 2014.

•
For 2015, bookings were $376 million, which included new orders of $392 million and a booking reversal of $16 million. Bookings in 2015 also included a $34 million unfavorable effect of foreign currency translation and $7 million from an acquisition. Excluding the acquisition, booking reversal, and foreign currency translation effect, bookings decreased 3% in 2015 compared to 2014.

•
Cash flows from continuing operations decreased 33% to $12 million in the fourth quarter of 2015 compared to $18 million in the fourth quarter of 2014, and decreased 22% to $38 million in 2015 compared to a record $49 million in 2014. Net cash (cash less debt) was $36 million at the end of 2015.

Note: Revenue excluding acquisitions and the effect of foreign currency translation, adjusted diluted EPS, and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below. The fourth quarter and fiscal year 2014 included an additional week compared with the comparable periods in fiscal 2015.

Management Commentary

“We ended 2015 on a high note with record-setting fourth quarter performances in revenue, adjusted EBITDA, and adjusted diluted EPS,” said Jonathan W. Painter, president and chief executive officer of Kadant. “Our record results for the fourth quarter of 2015 were largely driven by our Stock-Preparation product line in China and were achieved despite the negative effects of foreign currency translation due to a stronger U.S. dollar, which reduced diluted EPS by $0.10 compared to the fourth quarter of 2014.

“2015 was an excellent year for Kadant with record performances in gross margins, operating income, net income, adjusted EBITDA, and diluted EPS, which were achieved despite the significant negative foreign currency translation effects. Outstanding results in our Stock-Preparation product line in North America and China as well as in our Wood Processing Systems segment contributed to our strong performance.”

Fourth Quarter 2015

Operating income from continuing operations was $14.4 million in the fourth quarter of 2015 compared to $12.3 million in the fourth quarter of 2014. Operating income included restructuring costs of $0.2 million and a restructuring benefit of $0.1 million in the fourth quarters of 2015 and 2014, respectively. Adjusted operating income, a non-GAAP measure, was $14.6 million in the fourth quarter of 2015 compared to $12.2 million in the fourth quarter of 2014.

Net income from continuing operations was $10.4 million in the fourth quarter of 2015, or $0.94 per diluted share, compared to $9.1 million, or $0.82 per diluted share, in the fourth quarter of 2014. Net income from continuing operations in the fourth quarter of 2015 included a $0.1 million, or $0.01 per diluted share, after-tax restructuring cost. Net income from continuing operations in the fourth quarter of 2014 included a $0.1 million, or $0.01 per diluted share, after-tax restructuring benefit. Adjusted net income, a non-GAAP measure, was $10.5 million, or $0.95 per diluted share, in the fourth quarter of 2015 compared to $9.0 million, or $0.81 per diluted share, in the fourth quarter of 2014.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended Jan. 2, 2016		Three Months Ended Jan. 3, 2015
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net Income and Diluted EPS Attributable to Kadant, as reported	$10.4	$0.94	$9.1	$0.82
Adjustments for the following:
Restructuring costs (income), net of tax	0.1	0.01	(0.1)	(0.01)
Adjusted Net Income and Adjusted Diluted EPS	$10.5	$0.95	$9.0	$0.81

Bookings ($ in millions)	Three Months Ended
	Jan. 2, 2016	Jan. 3, 2015	Change	% Change
Bookings, as reported	$75.5	$103.0	$(27.5)	(27)%
Adjustments for the following:
Booking reversal	16.1	—	16.1	16%
Effect of foreign currency translation	7.2	—	7.2	7%
Bookings, as adjusted	$98.8	$103.0	$(4.2)	(4)%

Fiscal Year 2015

Operating income from continuing operations was $50.1 million in 2015 compared to $42.1 million in 2014. Operating income in 2015 included $0.2 million of expense related to acquired inventory and backlog and $0.5 million of restructuring costs. Operating income in 2014 included $2.6 million of expense related to acquired inventory and backlog and $0.8 million of restructuring costs. Adjusted operating income, a non-GAAP measure, was $50.8 million in 2015 compared to $45.5 million in 2014.

Net income from continuing operations was $34.3 million in 2015, or $3.09 per diluted share, compared to $28.7 million, or $2.56 per diluted share, in 2014. Net income from continuing operations in 2015 included after-tax expense related to acquired inventory and backlog of $0.1 million, or $0.01 per diluted share, and after-tax restructuring costs of $0.4 million, or $0.03 per diluted share. Net income from continuing operations in 2014 included after-tax expense related to acquired inventory and backlog of $1.9 million, or $0.17 per diluted share, and after-tax restructuring costs of $0.6 million, or $0.05 per diluted share. Adjusted net income, a non-GAAP measure, was $34.8 million, or $3.13 per diluted share, in 2015 compared to $31.2 million, or $2.78 per diluted share, in 2014.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Twelve Months Ended Jan. 2, 2016		Twelve Months Ended Jan. 3, 2015
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Net Income and Diluted EPS Attributable to Kadant, as reported	$34.4	$3.10	$28.7	$2.56
Income from discontinued operation	(0.1)	(0.01)	—	—
Income and Diluted EPS from Continuing Operations, as reported	34.3	3.09	28.7	2.56
Adjustments for the following:
Amortization of acquired profit in inventory and backlog, net of tax	0.1	0.01	1.9	0.17
Restructuring costs, net of tax	0.4	0.03	0.6	0.05
Adjusted Net Income and Adjusted Diluted EPS	$34.8	$3.13	$31.2	$2.78

Bookings ($ in millions)	Twelve Months Ended
	Jan. 2, 2016	Jan. 3, 2015	Change	% Change
Bookings, as reported	$376.1	$433.1	$(57.0)	(13)%
Adjustments for the following:
Acquisition	(7.0)	—	(7.0)	(2)%
Booking reversal	16.1	—	16.1	4%
Effect of foreign currency translation	33.6	—	33.6	8%
Bookings, as adjusted	$418.8	$433.1	$(14.3)	(3)%

Guidance

“We had an outstanding performance in 2015 with a number of financial records,” Mr. Painter continued. “As we look to 2016, we expect another strong year, although 2015 will be a challenging comparison. We anticipate that a reduction in capital activity, as well as foreign currency translation, will have a negative effect on our results in 2016. As a result, we expect to achieve GAAP diluted EPS from continuing operations of $2.80 to $2.90 in 2016 on revenue of $370 to $380 million. The 2016 guidance incudes an unfavorable foreign currency translation effect of $10 million on revenue and $0.11 on diluted EPS compared to 2015. Similar to 2015, we expect the first quarter of 2016 to be weaker with stronger successive quarterly operating results for the remainder of the year. For the first quarter of 2016, we expect to achieve GAAP diluted EPS from continuing operations of $0.55 to $0.58 on revenue of $89 to $91 million.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Thursday, February 25, 2016, at 11 a.m. eastern time to discuss its fourth quarter and fiscal year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on the “Investors” tab. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S., and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until March 25, 2016.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on its Web site at www.kadant.com under the “Investors” tab.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding acquisitions and the effect of foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $8.5 million and $32.3 million of unfavorable foreign currency translation effects in the fourth quarter and fiscal year 2015, respectively. Revenue in 2015 also included $6.7 million from an acquisition. We present increases or decreases in revenue excluding the effects of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS exclude expense related to acquired inventory and backlog, and restructuring costs (benefit). These items are excluded as they are not indicative of our core operating results and not comparable to other periods, which have differing levels of incremental costs or other income or none at all.

Adjusted operating income and adjusted EBITDA exclude:

•	Pre-tax restructuring costs of $0.2 million in the fourth quarter of 2015 and pre-tax restructuring benefit of $0.1 million in the fourth quarter of 2014.

•	Pre-tax restructuring costs of $0.5 million and $0.8 million in 2015 and 2014, respectively.

•	Pre-tax expense of $0.2 million and $2.6 million related to acquired inventory and backlog in 2015 and 2014, respectively.

Adjusted net income and adjusted diluted EPS exclude:

•	Restructuring costs of $0.1 million in the fourth quarter of 2015 ($0.2 million net of tax of $0.1 million) and restructuring benefit of $0.1 million in the fourth quarter of 2014.

•	Restructuring costs of $0.4 million ($0.5 million net of tax of $ 0.1 million) in 2015 and restructuring costs of $0.6 million ($0.8 million net of tax of $0.2 million) in 2014.

•	Expense related to acquired inventory and backlog of $0.1 million ($0.2 million net of tax of $0.1 million) and $1.9 million ($2.6 million net of tax of $0.7 million) in 2015 and 2014, respectively.

Adjusted diluted EPS in the three-month and twelve-month periods ended January 2, 2016 and January 3, 2015 was calculated using the reported weighted average diluted shares for each period.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	Jan. 2, 2016	Jan. 3, 2015	Jan. 2, 2016	Jan. 3, 2015

Revenues	$107,600	$105,206	$390,107	$402,127
Costs and Operating Expenses:
Cost of revenues	61,207	58,207	209,982	223,754
Selling, general, and administrative expenses	30,324	33,377	122,814	129,319
Research and development expenses	1,430	1,467	6,677	6,163
Restructuring costs (income)	215	(123)	515	805
	93,176	92,928	339,988	360,041
Operating Income	14,424	12,278	50,119	42,086
Interest Income	50	52	200	398
Interest Expense	(247)	(200)	(948)	(966)
Income from Continuing Operations before Provision
for Income Taxes	14,227	12,130	49,371	41,518
Provision for Income Taxes	3,798	2,979	14,762	12,447
Income from Continuing Operations	10,429	9,151	34,609	29,071
Income (Loss) from Discontinued Operation, Net of Tax	18	(5)	74	(23)
Net Income	10,447	9,146	34,683	29,048
Net Income Attributable to Noncontrolling Interest	(62)	(45)	(294)	(389)
Net Income Attributable to Kadant	$10,385	$9,101	$34,389	$28,659

Amounts Attributable to Kadant:
Income from Continuing Operations	$10,367	$9,106	$34,315	$28,682
Income (Loss) from Discontinued Operation, Net of Tax	18	(5)	74	(23)
Net Income Attributable to Kadant	$10,385	$9,101	$34,389	$28,659

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.96	$0.84	$3.16	$2.61
Diluted	$0.94	$0.82	$3.09	$2.56

Earnings per Share Attributable to Kadant:
Basic	$0.96	$0.84	$3.16	$2.61
Diluted	$0.94	$0.82	$3.10	$2.56

Weighted Average Shares:
Basic	10,767	10,873	10,867	10,988
Diluted	11,021	11,146	11,094	11,210

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Product Line	Jan. 2, 2016	Jan. 3, 2015	(Decrease)	Translation (a,b)
Stock-Preparation	$46,716	$33,828	$12,888	$15,317
Doctoring, Cleaning, & Filtration	24,379	30,497	(6,118)	(4,028)
Fluid-Handling	23,497	25,346	(1,849)	281
Papermaking Systems Segment	94,592	89,671	4,921	11,570
Wood Processing Systems Segment	10,477	12,057	(1,580)	263
Fiber-Based Products	2,531	3,478	(947)	(947)
	$107,600	$105,206	$2,394	$10,886

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended		Increase	of Currency
	Jan. 2, 2016	Jan. 3, 2015	(Decrease)	Translation (a,b)
Stock-Preparation	$148,341	$127,496	$20,845	$28,883
Doctoring, Cleaning, & Filtration	101,523	117,389	(15,866)	(7,409)
Fluid-Handling	92,797	103,314	(10,517)	(603)
Papermaking Systems Segment	342,661	348,199	(5,538)	20,871
Wood Processing Systems Segment	36,387	41,647	(5,260)	582
Fiber-Based Products	11,059	12,281	(1,222)	(1,222)
	$390,107	$402,127	$(12,020)	$20,231

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Product Line	Jan. 2, 2016	Oct. 3, 2015	Increase	Translation (a,b)
Stock-Preparation	$46,716	$35,708	$11,008	$11,551
Doctoring, Cleaning, & Filtration	24,379	23,058	1,321	1,621
Fluid-Handling	23,497	22,023	1,474	1,766
Papermaking Systems Segment	94,592	80,789	13,803	14,938
Wood Processing Systems Segment	10,477	9,119	1,358	1,565
Fiber-Based Products	2,531	2,021	510	510
	$107,600	$91,929	$15,671	$17,013

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	Jan. 2, 2016	Jan. 3, 2015	(Decrease)	Translation (a,b)
North America	$53,325	$54,755	$(1,430)	$904
Europe	20,736	24,741	(4,005)	(1,149)
Asia	26,701	16,855	9,846	11,247
Rest of World	6,838	8,855	(2,017)	(116)
	$107,600	$105,206	$2,394	$10,886

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				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended		Increase	of Currency
	Jan. 2, 2016	Jan. 3, 2015	(Decrease)	Translation (a,b)
North America	$224,480	$215,880	$8,600	$16,529
Europe	73,077	93,450	(20,373)	(6,830)
Asia	65,750	57,685	8,065	11,803
Rest of World	26,800	35,112	(8,312)	(1,271)
	$390,107	$402,127	$(12,020)	$20,231

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (c)	Jan. 2, 2016	Oct. 3, 2015	(Decrease)	Translation (a,b)
North America	$53,325	$54,989	$(1,664)	$(1,409)
Europe	20,736	18,351	2,385	2,703
Asia	26,701	11,875	14,826	15,296
Rest of World	6,838	6,714	124	423
	$107,600	$91,929	$15,671	$17,013

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Bookings by Product Line	Jan. 2, 2016	Jan. 3, 2015	(Decrease)	Translation (a)

Stock-Preparation	$23,090	$36,508	$(13,418)	$(11,798)
Doctoring, Cleaning, & Filtration	20,918	28,591	(7,673)	(5,710)
Fluid-Handling	19,662	25,042	(5,380)	(3,312)
Papermaking Systems Segment	63,670	90,141	(26,471)	(20,820)
Wood Processing Systems Segment	8,709	8,373	336	1,868
Fiber-Based Products	3,159	4,494	(1,335)	(1,335)
	$75,538	$103,008	$(27,470)	$(20,287)

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended			of Currency
	Jan. 2, 2016	Jan. 3, 2015	Decrease	Translation (a)

Stock-Preparation	$138,108	$160,163	$(22,055)	$(13,437)
Doctoring, Cleaning, & Filtration	98,593	119,026	(20,433)	(11,636)
Fluid-Handling	91,943	103,093	(11,150)	(713)
Papermaking Systems Segment	328,644	382,282	(53,638)	(25,786)
Wood Processing Systems Segment	37,309	38,407	(1,098)	4,636
Fiber-Based Products	10,140	12,430	(2,290)	(2,290)
	$376,093	$433,119	$(57,026)	$(23,440)

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	Three Months Ended		Twelve Months Ended
Business Information	Jan. 2, 2016	Jan. 3, 2015	Jan. 2, 2016	Jan. 3, 2015
Gross Profit Margin:
Papermaking Systems	42.7%	45.6%	45.9%	45.4%
Other	46.1%	39.0%	48.3%	37.7%
	43.1%	44.7%	46.2%	44.4%

Operating Income:
Papermaking Systems	$15,230	$14,266	$56,789	$50,485
Corporate and Other	(806)	(1,988)	(6,670)	(8,399)
	$14,424	$12,278	$50,119	$42,086

Adjusted Operating Income (b) (f)
Papermaking Systems	$15,445	$14,183	$57,492	$51,391
Corporate and Other	(806)	(1,988)	(6,670)	(5,871)
	$14,639	$12,195	$50,822	$45,520

Capital Expenditures from Continuing Operations:
Papermaking Systems	$1,227	$3,026	$4,639	$5,640
Corporate and Other	184	584	840	1,115
	$1,411	$3,610	$5,479	$6,755

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data from Continuing Operations	Jan. 2, 2016	Jan. 3, 2015	Jan. 2, 2016	Jan. 3, 2015
Cash Provided by Operations	$12,330	$18,465	$37,911	$48,867
Depreciation and Amortization Expense	2,574	2,631	10,821	11,189

Balance Sheet Data			Jan. 2, 2016	Jan. 3, 2015
Assets
Cash, Cash Equivalents, and Restricted Cash			$66,936	$45,793
Accounts Receivable, Net			64,321	58,508
Inventories			56,758	55,223
Unbilled Contract Costs and Fees			6,580	5,436
Other Current Assets			10,525	18,714
Property, Plant and Equipment, Net			42,293	44,965
Intangible Assets			38,032	46,954
Goodwill			119,051	127,882
Other Assets			11,002	10,272
			$415,498	$413,747
Liabilities and Stockholders' Equity
Accounts Payable			$24,418	$27,233
Short- and Long-term Debt			31,250	25,861
Other Liabilities			91,885	95,194
Total Liabilities			147,553	148,288
Stockholders' Equity			267,945	265,459
			$415,498	$413,747

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Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Twelve Months Ended
Reconciliation		Jan. 2, 2016	Jan. 3, 2015	Jan. 2, 2016	Jan. 3, 2015
Consolidated
	Net Income Attributable to Kadant	$10,385	$9,101	$34,389	$28,659
	Net Income Attributable to Noncontrolling Interest	62	45	294	389
	(Income) Loss from Discontinued Operation, Net of Tax	(18)	5	(74)	23
	Provision for Income Taxes	3,798	2,979	14,762	12,447
	Interest Expense, Net	197	148	748	568
	Operating Income	14,424	12,278	50,119	42,086
	Restructuring Costs (Income)	215	(123)	515	805
	Acquired Backlog Amortization (d)	—	23	107	415
	Acquired Profit in Inventory (e)	—	17	81	2,214
	Adjusted Operating Income (b)	14,639	12,195	50,822	45,520
	Depreciation and Amortization	2,574	2,608	10,714	10,774
	Adjusted EBITDA (b)	$17,213	$14,803	$61,536	$56,294

Papermaking Systems
	Operating Income	$15,230	$14,266	$56,789	$50,485
	Restructuring Costs (Income)	215	(123)	515	805
	Acquired Backlog Amortization (d)	—	23	107	23
	Acquired Profit in Inventory (e)	—	17	81	78
	Adjusted Operating Income (b)	15,445	14,183	57,492	51,391
	Depreciation and Amortization	1,875	1,846	7,791	7,701
	Adjusted EBITDA (b)	$17,320	$16,029	$65,283	$59,092

Corporate and Other
	Operating Loss	$(806)	$(1,988)	$(6,670)	$(8,399)
	Acquired Backlog Amortization (d)	—	—	—	392
	Acquired Profit in Inventory (e)	—	—	—	2,136
	Adjusted Operating Loss (b)	(806)	(1,988)	(6,670)	(5,871)
	Depreciation and Amortization	699	762	2,923	3,073
	Adjusted EBITDA (b)	$(107)	$(1,226)	$(3,747)	$(2,798)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents intangible amortization expense associated with acquired backlog.

(e)	Represents expense within cost of revenues associated with acquired profit in inventory.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $390 million in fiscal year 2015 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 3, 2015 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenue from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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